BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Barbara K. Cegavske Secretary of State State of Nevada	20150448584-61
	Filing Date and Time 10/08/2015 4:17 PM
	Entity Number E0479082015-6

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY - DO NOT HIGHLIGHT

1. Name of Corporation: Accelera Innovations Fund I Inc.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: Business Filings Incorporated
Name

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 100,000,000 Common; 50,000,000 Preferred | Par value per share: $ 0.0001 | Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Geoffrey Thompson
Name
20311 Abbey Dr. | Frankfort | IL | 60423
Street Address | City | State | Zip Code

2) John Wallin
Name
12935 Grande Poplar Circle | Plainfield | IL | 60585
Street Address | City | State | Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Geoffrey Thompson | X [signature]
Name | Incorporator Signature

20311 Abbey Dr. | Frankfort | IL | 60423
Address | City | State | Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] Mark Williams, AVP, Business Filings Incorporated | October 7, 2015
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity | Date

This form must be accompanied by appropriate fees.

Reset

Attachment to the Articles of Incorporation
For
Accelera Innovations Fund I Inc.

4. Name and address of additional directors:
Cynthia Boerum, 20511 Abbey Dr, Frankfort, Illinois 60423

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, BARBARA K. CEGAVSKE, the duly elected and qualified Nevada Secretary of State, do hereby certify that **ACCELERA INNOVATIONS FUND I INC.**, did on October 8, 2015,file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on October 9, 2015.

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Miguel Camacho
Certificate Number: C20151009-0997
You may verify this certificate
online at http://www.nvsos.gov/